EXHIBIT 1

                          SECURITIES EXCHANGE AGREEMENT

                                  BY AND AMONG

                          SUNCREST GLOBAL ENERGY CORP.

                     BEACON ENTERPRISE SOLUTIONS GROUP, INC.

                                       AND

                               THE BEACON HOLDERS

                          DATED AS OF DECEMBER 20, 2007
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                          SECURITIES EXCHANGE AGREEMENT

      This SECURITIES EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of December 20, 2007, by and among SUNCREST GLOBAL ENERGY CORP., a Nevada corporation (the "Company"), BEACON ENTERPRISE SOLUTIONS GROUP, INC., an Indiana corporation ("Beacon"), and the persons listed on Annex A hereto (the "Beacon Holders").

                                    RECITALS

      A. Immediately prior to the Initial Closing (as defined below), the Beacon Holders will collectively own (i) 9,194,900 shares of common stock, no par value, of Beacon (the "Beacon Common Stock"), (ii) [2,500] shares of Series A Convertible Preferred Stock, no par value, of Beacon, collectively convertible into an aggregate of [3,333,333] shares of Beacon Common Stock (the "Beacon Preferred Stock"), out of [4,000] shares of Beacon Preferred Stock (collectively convertible into an aggregate of 5,333,333 shares of Beacon Common Stock) that may be issued in the Equity Financing, (iii) $700,000 aggregate principal amount of Beacon convertible promissory notes (the "Beacon Notes"), convertible into up to 1,166,664 shares of Beacon Common Stock, and (iv) warrants to purchase up to [5,517,667] shares of Beacon Common Stock at a price of $1.00 per share (the "Beacon Warrants");

      B. The number and/or amount of Beacon Common Stock, Beacon Preferred Stock, Beacon Notes and Beacon Warrants (collectively, the "Beacon Securities") held by the Beacon Holders shall be set forth on Annex A hereto and shall constitute all of the issued and outstanding securities of Beacon, as of the date hereof and the Initial Closing;

      C. The Beacon Holders desire to (i) exchange their respective Beacon Common Stock, Beacon Notes and Beacon Warrants for Company Common Stock (as defined below), respectively, at the Initial Closing (the "Exchange"), and (ii) Beacon Preferred Stock for Company Preferred Stock (as defined below) following the Company's adoption and filing with the Secretary of State of Nevada, of the Restated Articles (as defined below), which will occur subsequent to the
Exchange (the "Preferred Exchange," and, together with the Exchange, collectively, the "Securities Exchange");

      D. The Company's current shareholders will have as of the Initial Closing and prior to the Exchange, 1,273,121 shares of common stock, par value $0.01 per share (the "Company Common Stock") issued and outstanding and no other securities issued and outstanding;

      E. The Board of Directors of the Company and the Board of Directors of Beacon have determined that the Securities Exchange is fair to, and in the best interests of, their respective corporations and their respective shareholders;

      F. Following the Securities Exchange, (I) the Company will have issued and outstanding (i) 10,468,021 shares of Company Common Stock (of which (a) 1,273,121 shares will be owned by persons who are the current shareholders of the Company immediately prior to the Exchange; and (b) 9,194,900 shares will be owned by former holders of Beacon Common Stock who will exchange such shares for Company Common Stock in the Exchange; (2) 1,666,664 shares will be reserved for issuance upon conversion of the Company Notes issued to

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the holders of Beacon Notes in exchange for their Beacon Notes in the  Exchange,
(3) 5,333,333 shares reserved for issuance upon conversion of the Company Preferred Stock issued to the Beacon Holders in exchange for their Beacon
Preferred Stock in the Preferred Exchange; and (4) up to 5,171,667 shares issuable upon exercise of Company Warrants, at a price of $1.00 per common share, issued to Beacon Holders in exchange for their Beacon Warrants in the Exchange; (II) the officers and directors of the Company shall have resigned and new Company officers and directors shall have been appointed or elected; (III) Beacon shall be a wholly-owned subsidiary of the Company and shall have completed the Four Beacon Acquisitions (as defined below); and (IV) the Company shall have changed its name to "Beacon Enterprise Solutions Group, Inc."

      G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                             THE SECURITIES EXCHANGE

      1.1 Exchange of Beacon Securities. Subject to and upon the terms and conditions of this Agreement, the Company agrees to issue to each Beacon Holder
(a) at the applicable Closing, in exchange for each (i) share of Beacon Common Stock held by such Beacon Holder, one (1) share of Company Common Stock, (ii) Beacon Note, a convertible promissory note of the Company in the same principal amount and accrued interest and with equivalent provisions to the Beacon Note being exchanged by the Beacon Holder (a "Company Note"), and (iii) Beacon Warrant, a warrant to purchase the equivalent number of shares of Company Common Stock as the Beacon Warrant being exchanged by such Beacon Holder (a "Company Warrant"), and (b) In the Preferred Exchange, immediately following the filing of the First Amended and Restated Articles of Incorporation of the Company attached hereto as Annex B (the "Restated Articles"), for each share of Beacon Preferred Stock held by such Beacon Holder, one (1) share of Series A Convertible Preferred Stock of the Company, having the designations, terms, rights and limitations as set forth in the Restated Articles (the "Company Preferred Stock"). The Securities Exchange, and the other transactions contemplated by this Agreement, are hereinafter sometimes referred to as the "Transactions."

      1.2 Closings. Unless this Agreement shall have been terminated pursuant to
Section 8.1, the closing of the Exchange (each a "Closing") shall take place at the offices of the Company at a time and date to be specified by the parties. The initial Closing (the "Initial Closing") shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree (the "Initial Closing Date").



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      1.3 Exchange Requirements.

            (a) Restrictions on Beacon Securities. If any Beacon Securities outstanding immediately prior to the Initial Closing are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Beacon, then the Company Securities issued in exchange for such Beacon Securities will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Company Securities may accordingly be marked with appropriate legends and notices to the Company's transfer of such restrictions also. The Company shall take all action that may be necessary to ensure that, from and after the Initial Closing, the Company is entitled to exercise any such repurchase option or other right set forth in any such restricted securities agreement or other agreement.

            (b) Transfers of Ownership. If certificates representing any Company
Securities issued in the Securities Exchange are to be issued in a name other than that in which the certificates representing the Beacon Securities surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the certificates representing the Beacon Securities so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to the Company or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing Company Securities in any name other than that of the registered holder of the certificates surrendered, or established to the satisfaction of the Company or any agent designated by it that such tax has been paid or is not payable.

            (c) Limited Power of Attorney. Each Beacon Holder hereby expressly and irrevocably grants to the Chief Executive Officer of Beacon a limited special power of attorney constituting and appointing such officer as the attorney-in-fact for such Beacon Holder, with power and authority to act in his name and on his behalf, enter into and execute such documents, instruments and agreements, endorse for transfer any and all certificates or documents evidencing Beacon Securities, and to take such other reasonable actions as may be necessary to accomplish the Exchange and the Preferred Exchange, all in the name of and on behalf of each such Beacon Holder. Such limited power of attorney shall expire on February 29, 2008.

      1.4 Procedure for the Securities Exchange.

            (a) Standard Registrar and Transfer, the Company's transfer agent and registrar, shall be designated by the parties hereto to act as the exchange agent (the "Exchange Agent") in the Share Exchange.

            (b) Prior to the Initial Closing Date, the Company shall make available to the Exchange Agent the shares of Company Common Stock, Company
Notes and Company Warrants to be issued in the Exchange in exchange for the corresponding Beacon Securities, in accordance with the terms of this Agreement and as provided in Schedule 1.4(b) hereto.

            (c) Immediately following the filing of the Restated Articles with the Secretary of State of Nevada, the Company shall make available to the Exchange Agent the Company Preferred Stock to be issued in the Preferred Exchange in exchange for the


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corresponding  Beacon  Preferred  Stock in  accordance  with  the  terms of this
Agreement and as provided in Schedule 1.4(c) hereto.

            (d) Upon surrender to the Exchange Agent of the certificate or documents evidencing Beacon Securities, along with such other documents as the Exchange Agent may reasonably request in connection with the Exchange and the Preferred Exchange, the Exchange Agent shall deliver the appropriate Company Common Stock, Company Preferred Stock, Company Notes and Company Warrants
(collectively, the "Company Securities") to such Beacon Holder in accordance with Section 1.1 hereof.

      1.5 Tax Consequences. It is intended by the parties hereto that the Exchange shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

      1.6 Investment Representation. All Company Securities issued in accordance with the terms hereof shall, when issued, be restricted securities and may not be sold, transferred or otherwise disposed of by the holders thereof without registration under the Securities Act of 1933, as amended (the "Securities Act") or an available exemption from registration under the Securities Act. The certificates or other documents representing the Company Securities issued in accordance with the terms hereof will contain the appropriate restrictive legends.

      By execution of this Agreement, each of the Beacon Holders expressly represents and warrants to the Company and Beacon that he, she or it is an "accredited investor" (as defined under the Securities Act), except that up to 35 Beacon Holders may be permitted to not make such representation, and that:

            (a) Each holder has and shall transfer, good and marketable title to the Beacon Securities owned by such holder, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (the "Liens").

            (b) Each holder is acquiring the Company Securities for investment for holder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such holders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each holder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Securities.

            (c) Each holder understands that Company Securities are not registered under the Securities Act, that the issuance of Company Securities is intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof or such other available exemptions under the Securities Act, and that the Company's reliance on such exemption is predicated on the holder's representations set forth herein. Each holder represents and warrants that: (i) he can bear the economic risk of his respective investments, and (ii) he possesses such


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knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Company Securities.

            (d) Holders acknowledge that neither the Securities and Exchange Commission (the "SEC"), nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (e) Holders acknowledge that they have carefully reviewed such information as each of them deemed necessary to evaluate an investment in Company Securities. To the full satisfaction of each holder, he has been furnished all materials that he has requested relating to Company and the issuance of Company Securities hereunder, and each holder has been afforded the opportunity to ask questions of Company's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the holders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the holders has relied in making an exchange of his Company Securities.

            (f) Each of the Beacon Holders understands that Company Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an available exemption therefrom, and that in the absence of an effective registration statement covering Company Securities or any available exemption from registration under the Securities Act, the Company Securities may have to be held indefinitely.

            (g) The representations, warranties and agreements of each holder contained in this Agreement shall survive the closing of the Transactions.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                    OF BEACON

      Beacon hereby represents and warrants to, and covenants with, the Company, as follows:

      2.1 Organization and Qualification.

            (a) Beacon is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Indiana and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Beacon to be conducted. Beacon is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Beacon to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Beacon. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of Beacon, as amended and currently in effect, have been heretofore


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

delivered to the Company. Beacon is not in violation of any of the provisions of its Charter Documents.

            (b) Beacon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Beacon.

            (c) The minute books of Beacon contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records"), since the time of Beacon's organization. Copies of such Corporate Records of Beacon have been heretofore delivered to the Company.

            (d) The stock transfer and ownership records of Beacon contain true, complete and accurate records of the stock ownership as of the date of such records and the transfers involving the capital stock of Beacon since the time of Beacon's organization. Copies of such stock records of Beacon have been heretofore delivered to the Company.

      2.2 Subsidiaries. Beacon has a wholly-owned subsidiary, BH Acquisition Sub, Inc., a Nevada corporation, which has no operating assets or liabilities.

      2.3 Capitalization.

            (a) As of the Initial Closing Date, the authorized capital stock of Beacon shall consist of 25,000,000 shares of Beacon Common Stock and 4,500 shares of Beacon Preferred Stock. As of November 7, 2007 (i) 5,969,900 shares of Beacon Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 3,225,000 shares of Beacon Common Stock were reserved for issuance upon the completion of Beacon's four (4) pending acquisitions (the "Four Beacon Acquisitions"), (iii) 1,166,664 shares of Beacon Common Stock were reserved for issuance upon the conversion of outstanding Beacon Notes in the aggregate principal amount of $700,000 (the "Beacon Conversion Shares"); and (iv) 5,333,333 shares of Beacon Common Stock have been reserved for issuance by Beacon upon the conversion of the 4,000 shares of Beacon Preferred Stock to be sold in the Equity Financing ("Preferred Conversion Shares"). In addition, as of the Initial Closing Date, there will be Beacon Warrants with a duration of five years to purchase an aggregate of up to 5,517,667 shares of Beacon Common Stock at a price of $1.00 per share. All shares of Beacon Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Schedule 2.3 hereto, there are no commitments or agreements of any character to which Beacon is bound obligating Beacon to accelerate the vesting of any Beacon Stock Option as a result of the Transactions. All outstanding securities of Beacon have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts (as defined below). Beacon has heretofore delivered to the Company


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true,  complete  and  accurate  copies  of Beacon  Warrants  and  Beacon  Notes, including any and all documents and agreements relating thereto.

            (b) Except as set forth in Schedule 2.3 hereto, there are no equity securities or similar ownership interests of any class of any equity security of Beacon, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.3 hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Beacon is a party or by which it is bound obligating Beacon to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of Beacon or obligating Beacon to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Beacon is a party or by which Beacon is bound with respect to any equity security of any class of Beacon.

      2.4  Authority  Relative  to this  Agreement.  Beacon  has  all  necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transactions). The execution and delivery of this Agreement and the consummation by Beacon of the transactions contemplated hereby (including the Transactions) have been duly and validly authorized by all necessary corporate action on the part of Beacon (including the approval by its Board of Directors), and no other corporate proceedings on the part of Beacon are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Transactions by the holders of a majority of the outstanding shares of Beacon Common Stock. This Agreement has been duly and validly executed and delivered by Beacon and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Beacon, enforceable against Beacon in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      2.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Beacon does not, and the performance of this Agreement by Beacon shall not, (i) conflict with or violate Beacon's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transactions by the stockholders of Beacon, conflict with or violate any Legal Requirements (as defined below), or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Beacon's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the


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properties or assets of Beacon pursuant to, any Contracts,  except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Beacon.

            (b) The execution and delivery of this Agreement by Beacon does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws (the "Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Beacon is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Beacon or, after the Initial Closing, the Company, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      2.6 Compliance. To the knowledge of Beacon, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Beacon. To Beacon's knowledge, the businesses and activities of Beacon have not been and are not being conducted in violation of any Legal Requirements. Beacon is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 2.6, to Beacon's knowledge no written notice of non-compliance with any Legal Requirements has been received by Beacon (and Beacon has no knowledge of any such notice delivered to any other Person). Except as set forth on Schedule 2.6, Beacon is not in violation of any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      2.7 Financial Statements.

            (a) Beacon has provided to the Company a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Beacon for the fiscal years ended December 31, 2005 and 2006, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), were audited in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") by an independent accountant registered with PCAOB, and each fairly presents in all material respects the financial position of Beacon at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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

            (b) Beacon has provided to the Company a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Beacon for the nine-month period ending September 30, 2007, which complied as to form in all material respects with, and were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and were reviewed by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of each at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Beacon.

            (c) The books of account and other financial records of Beacon have been maintained in accordance with good business practice.

      2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, Beacon has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Beacon, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheets of Beacon as of September 30, 2007 prepared in accordance with U.S. GAAP, which have been delivered to the Company, and (ii) such liabilities arising in the ordinary course of Beacon's business since September 30, 2007, none of which would have a Material Adverse Effect on Beacon.

      2.9 Absence of Certain Changes or Events.  Except as set forth in Schedule
2.9 hereto or in the interim balance sheets of Beacon as of September 30, 2007 (including the notes thereto), since September 30, 2007, there has not been: (i) any Material Adverse Effect on Beacon, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Beacon's stock, or any purchase, redemption or other acquisition by Beacon of any of Beacon's capital stock or any other securities of Beacon or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Beacon's capital stock, or any amendment or modification of the terms of any options, warrants or convertible securities of Beacon, (iv) any granting by Beacon of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Beacon of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Beacon of any increase in severance or termination pay or any entry by Beacon into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Beacon of the nature contemplated hereby, (v) entry by Beacon into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Beacon with respect to any Governmental Entity, (vi) any material change by Beacon in its accounting methods, principles or practices, (vii) any change in the auditors of Beacon, (vii) any issuance of capital stock, options or warrants of Beacon, or (viii) any revaluation by Beacon of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Beacon other than in the ordinary course of business.

      2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of Beacon, threatened against Beacon, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the Transactions or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Beacon or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transactions.

      2.11 Employee Benefit Plans.

            (a) Except as disclosed on Schedule 2.11, all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Beacon, or any trade or business (whether or not incorporated) which is under common control with Beacon, with respect to which Beacon has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Beacon. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Beacon is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Beacon, threatened by any governmental agency with respect to any Plans. Except as disclosed on Schedule 2.11, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Except as disclosed on Schedule 2.11, Beacon does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Beacon in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Initial Closing in accordance with its terms, without liability to Beacon (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

            (b) Except as disclosed on Schedule 2.11 hereto or set forth herein in Section 2.9, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Stockholder, director or employee of Beacon under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.12 Labor Matters. Except as disclosed in Schedule 2.12 hereto, Beacon is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Beacon nor does Beacon know of any activities or proceedings of any labor union to organize any such employees.

      2.13 Restrictions on Business Activities.  Except as disclosed on Schedule
2.13 hereto, to Beacon's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon Beacon or to which Beacon is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Beacon, any acquisition of property by Beacon or the conduct of business by Beacon as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Beacon.

      2.14 Title to Property.

            (a)  Beacon  does  not  own  or  lease  real   property  (the  "Real
Property"). There are no options or other contracts under which Beacon has a right to acquire any interest in real property.

            (b) All leases of real property held by Beacon and all personal property and other property and assets of Beacon (other than Real Property) owned, used or held for use in connection with the business of Beacon (the "Personal Property") are shown or reflected on the interim balance sheets of Beacon prepared in accordance with U.S. GAAP. Beacon owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of Beacon prepared in accordance with U.S. GAAP or in
Schedule 2.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Beacon.

            (c) All leases pursuant to which Beacon leases from others material Real Property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Beacon or, to Beacon's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Beacon.

      2.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits.

            (c) Except as set forth in Schedule 2.15 hereto:

                  (i) Beacon  has timely  filed all  federal,  state,  local and foreign returns, estimates, information statements and reports relating to Taxes (the "Returns") required to be filed by Beacon with any Tax authority prior to the date hereof, except such Returns which are not material to Beacon. All such Returns are true, correct and complete in all material respects. Beacon has paid all Taxes shown to be due on such Returns.

                  (ii) All Taxes that  Beacon is  required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (iii) Beacon has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Beacon, nor has Beacon executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other  examination of any Return of Beacon by any Tax authority is presently in progress, nor has Beacon been notified of any request for such an audit or other examination.

                  (v) No adjustment  relating to any Returns filed by Beacon has been proposed in writing, formally or informally, by any Tax authority to Beacon or any representative thereof.

                  (vi) Beacon has no  liability  for any  material  unpaid Taxes which have not been accrued for or reserved on Beacon's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Beacon, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Beacon in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Beacon.

                  (vii) Beacon has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      2.16 Environmental Matters.

            (a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect to Beacon's knowledge: (i) Beacon has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Beacon (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Beacon were not contaminated with Hazardous

Substances during the period of ownership or operation by Beacon; (iv) Beacon is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Beacon has not been associated with any release or threat of release of any Hazardous Substance; (vi) Beacon has not received any notice, demand, letter, claim or request for information alleging that Beacon may be in violation of or liable under any Environmental Law; and (vii) Beacon is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            (c) As used in this Agreement,  the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      2.17 Brokers; Third Party Expenses. Except as disclosed on Schedule 2.17, and defined in Section 5.9, and except as payable under the Placement Agreement (as defined herein), (i) Beacon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby; and (ii) no shares of common stock, options, warrants or other securities of Beacon are payable to any third party by Beacon as a result of the Transactions.

      2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks");
      (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

            "Beacon Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Beacon.

            "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

            "Beacon   Registered   Intellectual   Property"  means  all  of  the
      Registered Intellectual Property owned by, or filed in the name of, Beacon.

            "Beacon Products" means all current versions of products or service offerings of Beacon.

            (a) Except as disclosed on Schedule 2.18, to Beacon's knowledge, Beacon Intellectual Property and Beacon Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Beacon, or which may affect the validity, use or enforceability of such Beacon Intellectual Property or Beacon Products, which in any such case could reasonably be expected to have a Material Adverse Effect on Beacon.

            (b) Except as disclosed on Schedule 2.18 hereto, Beacon owns and has good and exclusive title to each material item of Beacon Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and Beacon is the exclusive owner of all material Beacon Registered Intellectual Property used in connection with the operation or conduct of the business of Beacon including the sale of any products or the provision of any services by Beacon.

            (c) Except as disclosed on Schedule 2.18, the operation of the business of Beacon as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Beacon (including Beacon Products) and (ii) Beacon's use of any product, device or process, to Beacon's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      2.19 Agreements, Contracts and Commitments. (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Beacon is a party or by or to which any of the properties or assets of Beacon may be bound, subject or affected (including without limitation notes or other instruments payable to Beacon)
and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to Beacon in excess of $50,000 in the aggregate or (II) under which or in respect of which Beacon presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of Beacon and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

            (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Beacon, or any officer, director or 5% or more stockholder (the "Insider") of Beacon;

            (ii) any guaranty,  direct or indirect,  by Beacon or any Insider of
      Beacon  of  any  obligation  for  borrowings,   or  otherwise,   excluding
      endorsements made for collection in the ordinary course of business;

            (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of Beacon or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Beacon;

            (iv) any obligation to register any shares of the capital stock or other securities of Beacon with any Governmental Entity;

            (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

            (vi) any collective bargaining agreement with any labor union;

            (vii) any lease or similar arrangement for the use by Beacon of personal property;

            (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

            (ix) any Contract to which any Insider of Beacon is a party.

            (b) Except as set forth on Schedule 2.19, each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of Beacon has have been heretofore delivered to the Company.

            (c) Except as set forth in Schedule 2.19, neither Beacon nor to the best of Beacon's knowledge any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Beacon. Each agreement, contract or commitment to which Beacon are a party or by which they are bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Beacon.

      2.20 Insurance. Schedule 2.20 sets forth Beacon's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of Beacon which Beacon reasonably believes are adequate in amount and scope for the Business in which they are engaged.

      2.21 Governmental Actions/Filings. Beacon has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Beacon of its businesses (as presently conducted and as presently proposed to be conducted) or used or held for use by Beacon, all of which are listed in
Schedule 2.21 hereto, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 2.21 hereto, will not expire prior to December 31, 2007, and Beacon is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 2.21, to Beacon's knowledge no Governmental Action/Filing is necessary to be obtained, secured or made by Beacon to enable it to continue to conduct its businesses and operations and use its properties after the Initial Closing in a manner which is consistent with current practice.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      2.22 Interested  Party  Transactions.  Except as set forth in the Schedule
2.22 hereto, no employee, officer, director or stockholder of Beacon or a member of his or her immediate family is indebted to Beacon, nor is Beacon indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Beacon, and (iii) for other employee benefits made generally available to all employees. Except as set forth in
Schedule 2.22, to Beacon's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Beacon is affiliated or with whom Beacon has a contractual relationship, or any Person that competes with Beacon, except that each employee, stockholder, officer or director of Beacon and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Beacon. Except as set forth in Schedule 2.22, to the knowledge of Beacon, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Beacon (other than such contracts as relate to any such individual ownership of capital stock or other securities of Beacon).

      2.23 Board Approval. The board of directors of Beacon or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously approved, subject to the approval of stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the stockholders approval and adoption of this Agreement and approval of the Transactions.

      2.24 Representations and Warranties Complete. The representations and warranties of Beacon included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to, and covenants with, Beacon, as follows:

      3.1 Organization and Qualification.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the Charter Documents of the Company, as amended and currently in effect, have been heretofore delivered to Beacon. The Company is not in violation of any of the provisions of the Company's Charter Documents.

            (b) The Company is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (c) The minute books of the Company contain true, complete and accurate Corporate Records, since the time of the Company's organization. Copies of such Corporate Records of the Company have been heretofore delivered to Beacon.

            (d) The stock transfer and ownership records of the Company contain true, complete and accurate records of the stock ownership as of the date of such records and the transfers involving the capital stock of the Company since the time of the Company's organization. Copies of such Stock Records of the Company have been heretofore delivered to Beacon.

      3.2 Subsidiaries. The Company has no Subsidiaries.

      3.3 Capitalization.

            (a) The authorized capital stock of the Company shall consist of 70,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. At the close of business on the Initial Closing Date, (i) 1,273,121 shares of the Company Common Stock will be issued and outstanding, all of which are validly issued, fully paid and nonassessable (ii) no shares of the Company Preferred Stock will be issued and outstanding; (iii) no shares of the
Company Common Stock will be reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties (the "Company Stock Options"); (iv) no shares of the Company Common Stock will be reserved for issuance upon the exercise of outstanding warrants to purchase the Company Common Stock; and (v) no shares of the Company Common Stock will be reserved for issuance upon the conversion of any outstanding convertible notes, debentures or securities. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of the Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity (or other) security, call, right, commitment or agreement.

            (c) There are no registration rights, rights of first refusal, anti-dilution rights and/or similar rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

      3.4 Authority Relative to this Agreement. The Company has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Company's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transactions). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transactions) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Transactions by a majority of the Company's stockholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Contracts, except, with respect to clauses (ii) or
(iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To the Company's knowledge, the Company has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, the businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements. the Company is not in default or violation of any term, condition or provision of its Charter Documents. To the Company's knowledge, no written notice of non-compliance with any Legal Requirements has been received by the Company.

      3.7 SEC Filings; Financial Statements; Bulletin Board.

            (a) The Company has made available to Beacon a correct and complete copy of each report, registration statement and definitive proxy statement filed by the Company with the SEC for the 36 months prior to the date of this Agreement (the "Company SEC Reports"), which, to the Company's knowledge, are all the forms, reports and documents required to be filed by the Company with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to the Company's knowledge, the Company SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, the Company makes no representation or warranty whatsoever concerning the Company SEC Reports as of any time other than the time they were filed.

            (b) To the Company's knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company taken as a whole.

            (c) The Company has previously furnished to Beacon a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

            (d) The Company Stock is currently subject to quotation on the FINRA Over-the-Counter Bulletin Board ("OTC BB") and has received no notice that such quotation will be discontinued.

      3.8 No Undisclosed Liabilities. The Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except (i) liabilities provided for in or otherwise disclosed in the Company SEC Reports filed prior to the date hereof, (ii) liabilities incurred since September 30, 2007 in the ordinary course of business, none of which would have a Material Adverse Effect on the Company, and (iii) those liabilities and obligations specifically set forth in Section 5.8.

      3.9 Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2006, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, or (viii) any revaluation by the Company of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

      3.10 Litigation. Except as set forth in the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the Company's knowledge, threatened against the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transactions.

      3.11 Employee Benefit Plans. The Company does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      3.12 Labor Matters. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. To the Company's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on the Company.

      3.14  Title to  Property.  The  Company  does  not own or  lease  any Real
Property or Personal Property. There are no options or other contracts under which the Company has a right or obligation to acquire or lease any interest in Real Property.

      3.15 Taxes. To the Company's knowledge:

            (a) The Company has timely filed all Returns required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to the Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

            (b) The Company has no liability for any material unpaid Taxes and has net operating loss carry forwards available to offset future taxable income.

            (c) The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transactions from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

      3.16 Environmental Matters. To the Company's knowledge it has complied with all applicable Environmental Laws. The Company does not own and has not owned any real properties subject to Environmental Laws and has not conducted operations subject to Environmental Laws.

      3.17 Brokers. Except for the obligations for the Closing Payment (as defined in Section 5.9), the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.18 Intellectual Property. The Company does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property.

      3.19 Agreements, Contracts and Commitments.

            (a) Except for the Closing Payment, the agreements with Transfer Agent, and as set forth in the Company SEC Reports, to the Company's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected, which either (a) creates or imposes a liability greater than $5,000, or (b) may not be cancelled by the Company on less than 30 days' or less prior notice (the "Company Contracts").

            (b) Each Company Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all the Company Contracts (or written summaries in the case of oral the Company Contracts) and of all outstanding offers or proposals of the Company have been heretofore delivered to Beacon.

            (c) Neither the Company nor, to the knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each agreement, contract or commitment to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

      3.20 Insurance. The Company does not maintain any Insurance Policies.

      3.21 Governmental Actions/Filings. The Company has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by the Company of its businesses (as presently conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Beacon. Each such Governmental Action/Filing is in full force and effect and the Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. To the Company's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Initial Closing in a manner which is consistent with current practice.

      3.22 Interested Party Transactions. Except as set forth in the Company's SEC Reports, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other  employee  benefits made  generally  available to all employees.

Except as set forth in the Company's SEC Reports, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a material contractual relationship, or any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such individual ownership of capital stock or other securities of the Company).

      3.23 Indebtedness; Company Assets. Except as set forth in the Company's SEC Reports, the Company has no indebtedness for borrowed money. Any indebtedness for borrowed money shall be paid in full or otherwise satisfied prior to or at the Initial Closing. Immediately prior to the Initial Closing, the Company will have no assets.

      3.24 Exchange Act Reporting. The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on the Company.

      3.25 Board Approval. The Board of Directors of the Company (including any required committee or subgroup of the Board of Directors of the Company) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transactions and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Transactions are in the best interests of the stockholders of the Company.

      3.26 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE INITIAL CLOSING

      4.1 Conduct of Business by Company and Beacon. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Initial Closing, each of the Company and Beacon shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Initial Closing, each of the Company and Beacon shall not do any of the following:

            (a) Except as disclosed on Schedule 4.1(a), waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Beacon, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Beacon license on an exclusive basis or sell any Intellectual Property of the Company, or Beacon as applicable;

            (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, or amend or modify the terms of any options, warrants or convertible securities;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Beacon, as applicable, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Except for the Equity Financing, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

            (g) Amend its Charter Documents;

            (h) Except as contemplated by Schedule 6.1(f) hereto, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Beacon or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Incur any indebtedness for borrowed money in excess of $10,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Beacon or the Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

            (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

            (l) Except as disclosed in Schedule 4.1(1) hereto, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Beacon or of the Company included in the Company SEC Reports, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Beacon is a party or of which Beacon is a beneficiary, as applicable;

            (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Contract of the Company, or Beacon, as applicable, or other material contract or material agreement to which the Company, or Beacon is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Except as set forth in Schedule 4.1(o) hereto or in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $10,000 in any 12 month period;

            (p) Engage in any action that could reasonably be expected to cause the Transactions to fail to qualify as a "reorganization" under Section 368(a) of the Code;

            (q)  Except as  contemplated  by Article V herein or as set forth in
Schedule 4.1(q) hereto, settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 4.1 (a) through (t) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Required Actions.

            (a) At the time of Initial Closing and effective upon the Share Exchange, the Company's current board of directors and officers will resign, effective upon the designation of designees of Beacon as the Company's new board members and officers.

            (b) Beacon shall prepare and deliver to the Company no later than at the Initial Closing, a current report on Form 8-K announcing the Initial Closing, which shall include all information required by such form, including without limitation the information required by Form 10-SB with respect to Beacon, the U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to the Company. Prior to the Initial Closing, Beacon shall prepare a press release announcing the consummation of the Transactions hereunder (the "Press Release"). Following the Initial Closing, the Company shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (c) Prior to Initial Closing, Beacon shall deliver to the Company the audited financial statements of Beacon for the fiscal year ended December 31, 2005 and 2006, which financial statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved, were audited in accordance with the auditing standards of the PCAOB by an independent accountant registered with PCAOB (the "Accountant"), and such statements fairly present in all material respects the financial position of Beacon at the dates thereof and the results of its operations and cash flows for the periods indicated, and (ii) (collectively, the "U.S. GAAP Financial Statements"). As soon as practical following the date hereof, Beacon shall deliver to the Company the unaudited financial statements (including, in each case, any related notes thereto) of Beacon for the nine month period ended September 30, 2007, which financial statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), were reviewed by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of each at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Beacon ("Interim Financial Statements").

            (d) The annual financial statements included in the U.S. GAAP Financial Statements and the Interim Financial Statements shall have been audited and reviewed, respectively, by the Accountant, and Beacon shall provide the Company with its permission, and shall cause the Accountant to provide its permission, to include such financial statements in any SEC filings by the Company or Beacon in a timely manner ("Permissions").

            (e) As soon as practical following the date hereof, Beacon shall deliver to the Company pro forma consolidated financial statements for Beacon and the Company giving effect to the Transactions, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after the Initial Closing with respect to the Transactions, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

            (f) As soon as practicable after the Initial Closing, the Company, with the assistance of Beacon, shall prepare an information statement pursuant to Rule 14(c) promulgated under Section 14A of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement") in connection with the matters addressed in the Restated Articles as contemplated by Section 5.1(g) ("Stockholder Matters"). Beacon shall reasonably cooperate with the Company and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to the Company and Beacon, for the Company to prepare the Information Statement including, without limitation, the delivery of the U.S. GAAP Financial Statements (as defined below). As soon as practicable after the Initial Closing, the Company shall obtain the written consent of such stockholders of the Company as necessary to approve the Stockholder Matters, such consent to be effective twenty (20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, the Company will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of the Company's securities entitled to vote at a meeting of stockholders. In the event the Information Statement is reviewed by the SEC, the Company shall respond promptly to any comments of the SEC or its staff with respect to the Information Statement and use its reasonable best efforts to have the Information Statement cleared by the SEC as soon as practicable after its filing.

            (g) Immediately following the effectiveness of the Information Statement, the Company will file the Restated Articles with the Nevada Secretary of State.

      The Company and Beacon  shall  further  cooperate  with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transactions and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Beacon shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transactions and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and Beacon shall act reasonably and as promptly as practicable.

      5.2 Required Information. In connection with the preparation of the Transaction Form 8-K, the Information Statement, and Press Release, and for such other reasonable purposes, the Company and Beacon each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of the Company and Beacon to any third party and/or any Governmental Entity in connection with the Transactions and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      5.3 Confidentiality; Access to Information.

            (a) Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party;
(ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transactions contemplated hereby.

            (b) Access to Information.

                  (i) The Company will afford Beacon and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Initial Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Beacon may reasonably request. No information or knowledge obtained by Beacon in any investigation pursuant to this
            Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

                  (ii) Beacon will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Beacon during the period prior to the Initial Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Beacon, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

      5.4 No Solicitation. Other than with respect to the Transactions, each of the Company and Beacon agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of, it and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions, or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Beacon Common Stock or the Company Common Stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of the Company and Beacon further agrees that neither such party nor any officers or director of such party shall, and that each such party shall direct and use its reasonable best efforts to cause its agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Company and Beacon agrees that it will immediately  cease  and  cause to be  terminated  any  existing  discussions  or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Beacon agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.4.

      5.5 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to the Initial Closing, no party shall issue any statement or communication to the public regarding the Transactions without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transactions, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that the Company will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and that the Company's stockholders may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

      5.6 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Beacon and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transactions and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Beacon or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) The Company shall give prompt notice to Beacon upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Beacon shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Beacon to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.7 Treatment as a Reorganization. Neither Beacon nor the Company shall take any action prior to or following the Transactions that could reasonably be expected to cause the Share Exchange to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

      5.8 Absence of Material Liabilities. Immediately prior to the Initial Closing, the Company shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) any agreement with the Transfer Agent, (ii) the Company Contracts disclosed under
Section 3.19 hereto, (iii) liabilities and obligations to be paid at or prior to the Initial Closing, and (iv) accounts payable, accrued expenses and other liabilities of the Company with respect to the period prior to the Initial Closing to be paid in full. Following the Initial Closing, Beacon shall pay and satisfy the Company's obligations under the agreement with the Transfer Agent, and the remaining Company Contracts.

      5.9 Cash Payments at the Initial Closing. At the Initial Closing, Beacon will pay fees totaling $305,000 relating to the closing of this transaction, (such applicable sum being referred to herein, as the "Closing Payment").

      5.10 Business Records. At the Initial Closing, the Company shall cause to be delivered to the Company all records and documents relating to the Company, which the Company possesses, including, without limitation, books, records, government or regulatory filings and correspondence (including state blue sky and Federal securities filings and FINRA or SEC comment letters and related correspondence), Returns, Charter Documents, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, and other documents used in or associated with the Company (the "Business Records").

      5.11 Delivery of Stock Records. Within 5 days after the date of this Agreement, the Company shall deliver to Beacon a certified complete and current listing of the holders of all Company Common Stock from the Company's transfer agent.

                                   ARTICLE VI

                          CONDITIONS TO THE TRANSACTION

      6.1 Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Initial Closing Date of the following conditions, unless waived by both the Company and
Beacon:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any foreign law in any jurisdiction in which the Company or Beacon has material operations relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Transactions in connection with the transactions contemplated hereby shall have been obtained.

            (b) Information Statements. As soon as applicable after the date hereof, the surviving Company shall have filed the definitive Information Statement with the SEC, and the Company shall have mailed the definitive Information Statement to each of the Company's stockholders, and the Company shall have otherwise complied with all of the provisions under Rule 14c under the Exchange Act.

            (c) Transaction 8-K. Transaction Form 8-K shall have been created by Beacon and filed by the Company's new officers and directors with the SEC at the Initial Closing, and the Press Release shall have been distributed.

            (d) Blue Sky Laws. The issuance of Company Securities to be issued under this Agreement shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Beacon and its respective counsels.

            (e) Equity Financing. Signed subscriptions shall have been received by Beacon to purchase shares of Beacon Preferred Stock (together with an attached five-year warrant to purchase one additional share of Beacon Common Stock for each share purchased in the Equity Financing) in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D and Regulations promulgated thereunder, which subscriptions shall represent gross proceeds of not less than $4,000,000, with such gross proceeds having been fully funded into an escrow account established for the Equity Financing, the release of which to Beacon is conditioned only upon the Initial Closing of the Share Exchange. At or prior to the Initial Closing, Beacon's Board of Directors shall approve the Equity Financing, and the subscriptions received shall have been accepted by Beacon, subject only to the closing of the Share Exchange.

            (f) Acquisitions. Beacon shall have consummated the Four Beacon Acquisitions, which shall have audited combined revenue of $10.2 million for the year ending December 31, 2006.

      6.2 Additional Conditions to Obligations of Beacon. The obligations of Beacon to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Beacon:

            (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Initial Closing Date with the same force and effect as if made on the Initial Closing Date. Beacon shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company ("Company Closing Certificate").

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Initial Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect with respect to the Company, and Beacon shall have received the Company Closing Certificate to such effect.

            (c) Consents. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

            (e) No Financial Obligations. Immediately prior to the Initial Closing, the Company shall have no material liabilities or obligations, other than as set forth in Section 5.10 hereof.

            (f) SEC Compliance. Immediately prior to the Initial Closing, the Company shall be in compliance with the reporting requirements under the Exchange Act.

            (g) Business Records. The Company shall have delivered to Beacon the Business Records.

            (h) Resignations. The Company shall have received the resignations of all of the officers and directors of the Company.

            (i) Other Deliveries. At or prior to the Initial Closing, the Company shall have delivered to Beacon (i) copies of resolutions and actions taken by the Company's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and
(ii) such other documents or certificates as shall reasonably be required by Beacon and its counsel in order to consummate the transactions contemplated hereunder.

      6.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. Each representation and warranty of Beacon contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Initial Closing Date with the same force and effect as if made on and as of the Initial Closing. The Company shall have received a certificate with respect to the foregoing signed on behalf of Beacon by an authorized officer of Beacon (the "Beacon Closing Certificate").

            (b) Agreements and Covenants. Beacon shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Initial Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Beacon) does not, or will not, constitute a Material Adverse Effect on Beacon, and Beacon shall have received the Beacon Closing Certificate to such effect.

            (c) Consents. Beacon shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Beacon.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to Beacon shall have occurred since the date of this Agreement.

            (e) Beacon Financial Statements. Beacon shall have delivered to the Company the U.S. GAAP Financial Statements, the Interim Financial Statements, the Pro Forma Financial Statements and the Permissions.

            (f) Closing Payment. The Closing Payment shall have been disbursed as provided in Section 5.9.

            (g) Other Deliveries. At or prior to the Initial Closing, Beacon shall have delivered to the Company: (i) copies of resolutions and actions taken by Beacon's board of directors and stockholders (if required) in connection with the approval of this Agreement and the transactions contemplated hereunder, and
(ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

                                   ARTICLE VII
                                    SURVIVAL

      Except as specifically set forth in Sections 1.6, 5.1(f), 5.7, 5.9, 5.10, 5.11, 8.3 and 9.1, and except where the performance of any covenant or agreement by Beacon following the Initial Closing is contemplated under this Agreement (collectively, the "Surviving Provisions"), all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Initial Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Initial Closing.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the Initial Closing:

            (a) by mutual written agreement of Beacon and the Company at any time;

            (b) by either Beacon or the Company if the Transactions shall not have been consummated by December 31, 2007 (the "Expiration Date") for any reason; provided, however, that the right to terminate this Agreement under this
Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement (c) by either Beacon or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, ruling or other action is final and nonappealable;

            (d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Beacon set forth in this Agreement, or if any representation or warranty of Beacon shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Beacon's representations and warranties or breach by Beacon is curable by Beacon prior to the Initial Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Beacon of such breach, provided Beacon continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this

Section 8.1(d) if the Company shall have materially breached this Agreement or if such breach by Beacon is cured during such thirty (30)-day period); and

            (e) by Beacon, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the Initial Closing Date, then Beacon may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Beacon to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Beacon may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty
(30)-day period).

      8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the provision therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 8.2, Section 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

      8.3 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transactions are consummated. The parties further agree that, whether or not the Transactions are consummated, Beacon shall be responsible for any and costs and expenses incurred by it in connection with the preparation of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and Pro Forma Financial Statements contained therein), and costs and expenses incurred by it in connection with the preparation of the Information Statement and the filing and mailing thereof.

      8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.5 Extension; Waiver. At any time prior to the Initial Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

      9.1 Post-Closing Covenants. During the period beginning upon the Initial Closing and ending on the second (2nd) anniversary of the Initial Closing, the Company agrees to satisfy, perform and comply with, the following agreements and covenants:

            (a) Remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act.

            (b) Within forty-five days following the Initial Closing, the Company's Board of Directors shall satisfy the independence, audit and compensation committee and other corporate governance requirements under the SOX Act, the rules and regulations promulgated by the SEC, and the requirements of either Nasdaq or AMEX as selected by the Company, whether or not Company's Common Stock is listed or quoted, or qualifies for listing or quotation, on Nasdaq or AMEX.

            (c) Files within the statutory time limits any required filings or notifications with the SEC, NASDAQ and any other federal, state or regulatory agency including any agency or organization with jurisdiction over any exchange on which the Company's securities are listed or traded, and responds in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K and the U.S. GAAP Financial Statements contained therein.

            (d) In the event Beacon's certified public accountants resign or are terminated for any reason, promptly engage a new certified public accountant registered with PCAOB.

            (e) Duly adopt audit and compensation committee charters and schedule regular meetings for the audit and compensation committee meetings are scheduled, with notice to all directors, and such committee meetings are properly held as scheduled.

            (f) Duly adopt, cause its management to comply with, proper disclosure, insider trading and code of ethics policies as adopted by Beacon's board.

            (g) Use its commercially reasonable efforts to obtain and maintain a quotation of its shares of Company Common Stock on the OTC BB, Nasdaq or AMEX, and cooperate with or assist any FINRA member firm in the filing of Form 211 under Rule 15c2-11 promulgated under the Exchange Act for the commencement or maintenance of quotation of Company Common Stock on the OTC BB, Nasdaq or AMEX.

            (h) Take all actions necessary to consummate the Preferred Exchange.

            (i) Take all actions necessary for holders of shares of Company Common Stock to sell such shares under Rule 144 promulgated under the Securities Act, including, delivery of requisite legal opinions by the Company's counsel at the Company's expense.

      9.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article IX shall survive (and not be affected in any respect by) the Initial Closing.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a) if to the Company, to:

                Suncrest Global Energy Corp.
                Attn:  Mr. John W. Peters, President
                3353 South Main, #584
                Salt Lake City, Utah  84115

            with a copy to:

                Daniel W. Jackson, Esq.
                2157 Lincoln Street
                Salt Lake City, Utah  84106
                801-596-8338 (telephone)

            (b) if to Beacon, to:

                Beacon Enterprise Solutions Group, Inc.
                Attn: Bruce Widener, Chief Executive Officer
                9001 Shelbyville Road, Suite 101
                Louisville, Kentucky  40202

            with a copy to:

                Frost Brown Todd LLC
                Attn:  William G. Strench
                400 W. Market Street, 32nd Floor
                Louisville, Kentucky  40202
                502.589.5400 (telephone)
                502.581.1087 (telecopy)

      10.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which Company or Beacon operates), or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.19).

            (d) For purposes of this Agreement, the term "Subsidiary" shall mean any Person in which the Company or Beacon or any subsidiary thereof directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

            (e) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (f) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures by facsimile or in electronic form shall be treated the same as if such signatures were original signatures of the parties.

      10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Beacon and the Company dated August 29, 2007 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

      10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be executed as of the date first written above.

                                   SUNCREST GLOBAL ENERGY CORP.

                                   By: /s/ John W. Peters
                                       John W. Peters, President


                                   BEACON ENTERPRISE SOLUTIONS
                                   GROUP, INC.

                                   By: /s/ Bruce Widener
                                       Bruce Widener, Chief Executive Officer

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be executed as of the date first written above.

      BEACON HOLDER:

      --------------------------------------------
             (entity name if applicable)

      By:
             -------------------------------------
      Name:
             -------------------------------------
      Title
             -------------------------------------
             (if applicable)

                         Index of Exhibits and Schedules

                                     ANNEX B

              FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    Exhibits

                                    Schedules

                           Beacon Disclosure Schedules

                                    Schedules

                          Suncrest Disclosure Schedules


                                      -48-